UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

TURKPOWER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52630	26-2524571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Park Avenue, Suite 1600
New York, New York 10017
(Address of principal executive offices, including zip code)

(212) 984-0628
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2012, the Registrant entered into a Binding Agreement (the “Agreement”) with Ouro do Brasil Holdings Ltd. (“OBH”) and IMS Engenharia Mineral Ltda. (“IMS”) for the proposed acquisition of 99.9% (the “Transaction”) of the capital stock of Zinco do Brasil Mineracao Ltda., a company to be formed under the laws of Brazil (“ZBM”), which will be owned by OBH and IMS. Pursuant to the Agreement, the Registrant will acquire 99.9% of the total capitalization of ZBM in exchange for (i) 107,500,000 newly issued shares of the Registrant’s restricted common stock, par value $0.001 per share (the “Common Stock”), to OBH (the “OBH Shares”) and (ii) 1,075,000 shares of a newly-created Series C Preferred Stock, par value $0.0001 per share, to IMS (the “IMS Shares”). At the closing of the Transaction (the “Closing”) all officers, directors and shareholders holding 10% or more of the Registrant’s Common Stock shall enter into lock-up agreements.

The Registrant issued one-half of the OBH Shares to OBH and one-half of the IMS Shares to IMS. The balance of the respective shares will be issued to OBH and IMS at the Closing pursuant to a Final Transaction Agreement (“Transaction Agreement”) to be executed by the parties upon the formation of ZBM. The Transaction Agreement will contain customary terms, conditions, and covenants for a transaction of this nature.

In connection with the Transaction, the Registrant will convert an aggregate of approximately $5,000,000 of outstanding debt into approximately 50,000,000 shares of the Registrant’s Common Stock. In addition, following the closing of the proposed transaction, the Registrant shall consummate a private placement offering of $300,000 secured convertible notes and, within six months of closing the proposed transaction, the Registrant must: (i) raise up to $6,000,000 or such amount necessary to satisfy payment to Vale S.A. to complete the acquisition of the zinc mine; and (ii) raise $11,000,000 on or before the anniversary of the closing for working capital and general corporate purposes (collectively, the “Financing Conditions”). If the Financing Conditions are not met, IMS shall have the right of rescission provided that IMS has not converted any of its IMS Shares into Common Stock.

Upon execution of the Agreement, Ahmet Calik, Juvenil Felix, Ed Dowling and Jose Mendo de Souza shall be appointed to the Registrant’s Board of Directors on or before the Closing; James Davidson shall be appointed Chairman and Chief Executive Officer. Ryan Hart, the Company’s current Chairman and Chief Executive Officer will serve as President and Adriano Espeschit will be appointed a Director and Chief Operation Officer.

ZBM will become a wholly-owned subsidiary of the Registrant, and the Registrant will amend its Articles of Incorporation to change its name to “Zinco do Brasil, Inc.”

Further, on or before the second anniversary of the closing, the Registrant shall divest itself of all current assets and operations in Turkey (the “Turkish Operations”) in exchange of the assumption of any liabilities associated with the Turkish Operations.

Item 5.02 Election of Directors; Appointment of Certain Officers.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 17, 2012, the Registrant amended its Certificate of Incorporation to change the name of the Registrant to Zinco do Brasil, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURKPOWER CORPORATION

Date: August 20, 2012	By:	/s/ Ryan E. Hart
Name: Ryan E. Hart
Title: Chief Executive Officer